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                                                                   EXHIBIT 99.11

              NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        DECEMBER 31, 2000 (SEE AUDITOR'S REPORT INCLUDED WITH HISTORICAL
                         AUDITED FINANCIAL STATEMENTS)

               Column A                Column B                                 Column C                               Column D
------------------------------------------------------------------------------------------------------------         ------------
                                                                       Initial Cost to Partnership                 Costs Capitalized
                                                         ---------------------------------------------------          Subsequent
                                                                            Buildings and                                 to
              Description            Encumbrances            Land            Improvements            Total           Acquisition
              -----------            ------------        ------------        ------------        ------------        ------------
Oak Grove Commons Office
  Warehouse Complex
   Downers Grove, Illinois           $  1,103,395        $    936,122        $  4,282,447        $  5,218,569        $    (93,859)

Leawood Fountain Plaza Office
   Complex
   (76% undivided interest),
   Leawood, Kansas                                          1,010,047           6,306,150           7,316,197          (1,830,813)
                                     ------------        ------------        ------------        ------------        ------------
           Total                     $  1,103,395        $  1,946,169        $ 10,588,597        $ 12,534,766        $ (1,924,672)
                                     ============        ============        ============        ============        ============

                                                                        Column E
                                                   -------------------------------------------------
                                                                Gross Amounts at Which
                                                              Carried at Close of Period
                                                   -------------------------------------------------
                                                                     Buildings and
                                                      Land            Improvements          Total
                                                   -----------        -----------        -----------

Oak Grove Commons
   Office/Warehouse Complex
   Downers Grove, Illinois                         $   936,122        $ 4,188,588        $ 5,124,710

Leawood Fountain Plaza Office Complex
   (76% undivided interest), Leawood Kansas          1,010,047          4,475,337          5,485,384
                                                   -----------        -----------        -----------
           Total                                   $ 1,946,169        $ 8,663,925        $10,610,094
                                                   ===========        ===========        ===========

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              NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000

                                               Column F              Column G               Column H             Column I
                                              ----------            ------------------------------------------------------
                                                                                                                Life on which
                                                                                                                Depreciation
                                             Accumulated             Date of                   Date            in Latest Income
                                             Deprecation           Construction              Acquired       Statement is Computed
                                              ----------            -----------              -------              --------
Oak Grove Commons Office/Warehouse
   Complex Downers Grove, Illinois            $2,322,128            1972, 1976               1/24/84              30 years

Leawood Fountain Plaza Office
   Complex (76% undivided
   interest), Leawood, Kansas                  3,110,755            1982, 1983               2/20/85              30 years
                                              ----------
Total                                         $5,432,883
                                              ==========

(1) Amounts shown are net of assets written-off and the following writedowns:

Oak Grove Commons Office/Warehouse
   Complex                                     $ 693,000

Leawood Fountain Plaza Office
   Complex                                     2,389,000

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              NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                          2000                     1999                      1998
                                                       ------------             ------------             ------------
(A) Reconciliation of amounts in Column E:

   Balance at beginning of period                      $ 10,600,572             $ 10,547,542             $ 10,393,196

      Add - Cost of improvements                            232,413                  158,139                  270,969

      Less - Cost of disposals                             (222,891)                (105,109)                (116,623)
                                                       ------------             ------------             ------------

   Balance at end of period                            $ 10,610,094             $ 10,600,572             $ 10,547,542
                                                       ============             ============             ============

(B) Reconciliation of amounts in Column F:

   Balance at beginning of period                      $  5,271,378             $  5,010,424             $  4,431,841

      Add - Provision during the period                     384,396                  366,063                  395,206

      Less - Depreciation on disposals                     (222,891)                (105,109)                (116,623)
                                                       ------------             ------------             ------------
   Balance at end of period                            $  5,432,883             $  5,271,378             $  5,010,424
                                                       ============             ============             ============

(C) The aggregate cost of real estate owned
   for federal income tax purposes                     $ 13,692,096             $ 13,682,572             $ 13,629,542
                                                       ============             ============             ============